POWER OF ATTORNEY

	KNOW ALL PERSONS BY THIS DOCUMENT: That RALPH S. CUNNINGHAM, has made, constituted, and appointed, and by this document does make, constitute, and appoint RICHARD H. BACHMANN, MICHAEL A. CREEL and JOHN E. SMITH, JAMES C.
RUTH and ALLISON A. NELSON of the County of Harris, State of Texas, whose signatures are:

s/ Richard H. Bachmann
___________________________
Richard H. Bachmann
Attorney-in-Fact

	s/ Michael A. Creel
___________________________
Michael A. Creel
Attorney-in-Fact

s/ John E. Smith
___________________________
John E. Smith
Attorney-in-Fact

s/ James C. Ruth
___________________________
James C Ruth
 Attorney-in-Fact

s/ Allison A. Nelson
___________________________
Allison A. Nelson
Attorney-in-Fact


or any of them, signing singly, its true and lawful attorney-in-fact, and in its name, place, and stead to:

1. Execute, deliver and file on behalf of the undersigned, in the undersigned's capacity as an director or officer of Texas Eastern Products Pipeline Company, LLC, the sole general partner of TEPPCO Partners, L.P., (the "Company") any U.S. Securities and Exchange Commission Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to holdings of or trading in securities issued by the Company;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form or any amendment thereto with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with or in furtherance of the matters described in paragraphs 1 and 2 above which in the opinion of its attorney-in-fact may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	Giving and granting to each such attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as it might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of March, 2004.

		s/ Ralph S. Cunningham
		_____________________________
		Ralph S. Cunningham